EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 2- 73997, No. 333-41343, No. 333-111224, No. 333-149549 and No. 333-197598) of SEI Investments Company of our report dated February 27, 2014 relating to the financial statements of LSV Asset Management which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 23, 2015